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Confidential Treatment requested by Atlantic Southeast Airlines, Inc., File No.
0-11097


                                 EXHIBIT 10 (t)


                Confidential treatment has been applied for with respect to certain provisions of this Exhibit, which provisions have been omitted from this Exhibit, marked with an asterisk (*) and filed separately with the SEC

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                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is made and entered into this 11th day of September, 1996, by and between ATLANTIC SOUTHEAST AIRLINES, INC., a Georgia corporation ("Borrower") and SUNTRUST BANK, ATLANTA, f/k/a Trust Company Bank (the "Bank"), with the express understanding that ASA INVESTMENTS, INC., a Delaware Corporation ("ASAI") shall be a third party beneficiary hereof.

                              W I T N E S S E T H:

         WHEREAS, Borrower is indebted to Bank under the terms of that certain Credit Agreement dated as of April 20, 1994 (as heretofore amended, modified or supplemented, the "Credit Agreement"); and

         WHEREAS, ASAI has undertaken those obligations imposed upon it under that certain Subsidiary Guaranty Agreement dated as of April 20, 1994 (the "Guaranty") issued by ASAI for the benefit of the Bank and securing Borrower's performance of Borrower's obligations under the Credit Agreement; and

         WHEREAS, the Borrower desires (i) to obtain the approval and consent of the Bank to implement a corporate reorganization which will result in the Borrower and ASAI each becoming a wholly owned subsidiary of a holding company, the stock of which holding company will be owned by the Borrower's current shareholders and will be publicly traded, (ii) to obtain from the Bank a release of the Guaranty, resulting in ASAI being relieved of its responsibility under the Guaranty, (iii) to amend the Credit Agreement to relieve the Borrower of certain restrictions imposed thereunder, and (iv) to further amend the Credit Agreement to impose certain additional undertakings upon the Borrower, all as more particularly set forth herein; and

         WHEREAS, pursuant to the provisions of Section 9.12 of the Credit Agreement and Section 9 of the Guaranty, the parties desire to amend the Credit Agreement as hereinafter provided.

         NOW, THEREFORE, for and in consideration of each party's agreement to be bound hereby and other good, valuable and adequate consideration, the parties hereto do hereby agree as follows:

1. Definitions. All capitalized terms not otherwise specifically defined herein shall have the meanings ascribed to them under the provisions of the Credit Agreement.

2. Release of ASAI. From and after the date of this First Amendment, the Bank and the Borrower hereby agree that:

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                 (a)      ASAI shall not be considered a Subsidiary or a
Restricted Subsidiary of Borrower for purposes of the application or interpretation of any provision of the Credit Agreement.

                 (b) The Bank specifically acknowledges and agrees that the Guaranty is hereby terminated and shall be of no further force or effect, it being the express agreement of all parties that ASAI shall be relieved of all obligations and responsibilities to the Bank under or pursuant to the Loan Documents and that the Bank shall not have, and hereby waives and releases, any claim or cause of action against ASAI under or in connection with the Credit Agreement, the credit extended to Borrower thereunder, the Loan Documents, or the Guaranty.

                 (c) In furtherance of the foregoing, the definitions of "Guaranty" and "Guarantor" and all references to the "Guaranty" or "Guarantor" contained in the Credit Agreement or the Loan Documents are hereby deleted.

                 (d) All parties specifically agree that ASAI shall be a third party beneficiary of this First Amendment and more specifically the provisions of this Section 2.

3. Restrictions on Inclusion of Subsidiaries and Restricted Subsidiaries. All references to the any "Subsidiary" or "Restricted Subsidiary" of the Borrower under the Credit Agreement and all determinations required to be made with respect thereto or with respect to the Borrower on a consolidated basis shall refer to and include solely and exclusively the Borrower and any Subsidiary or Restricted Subsidiary hereafter created, acquired or maintained; provided, that in no event shall the following entities be deemed to be a "Subsidiary" or "Restricted Subsidiary" of the Borrower: (i) ASAI, (ii) any parent or holding company owning all or substantially all of the capital stock of the Borrower, (iii) any Person utilized in the implementation of the Subject Reorganization (as hereinafter defined) which does not, following the consummation of the Subject Reorganization, have substantial assets, or (iv) any Person required to be included in any consolidated financial statement, tax return or governmental filing covering the Borrower or under any other statement prepared or determination made in conformity with generally accepted accounting principles which such Person does not otherwise constitute a Subsidiary or a Restricted Subsidiary of the Borrower under the respective definitions and provisions of the Credit Agreement.

4. Interpretation of "Generally Accepted Accounting Principles". All references to "generally accepted accounting principles" as they apply to any determination concerning Borrower or any Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary or Affiliate of Borrower shall refer to those generally accepted accounting principles as in effect in the United States of America and applied on a basis consistent with that used in the preparation of the financial statements referred to in Section 6.01 except for (i) changes therein with which Borrower's independent public accountants concur that are disclosed in the notes to



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         the relevant financial statements, and (ii) any requirements for consolidation inconsistent with the provisions of Section 3 of this First Amendment.

5.       Amendments to Section 1.01 of the Credit Agreement (Definitions).
         Section 1.01 of the Credit Agreement is hereby amended as follows:

                 (a)      [*]

                 (b) The definition of "Debt" is hereby amended by deleting said definition in its entirety. All other references to "Debt" contained in the Credit Agreement and the other Loan Documents shall be deemed to refer to "Indebtedness" except as otherwise provided herein.

                 (c)      [*]

                 (d)      [*]

                 (e) The definitions of "Book Net Worth", [*] "Restricted Subsidiary", and [*] are hereby amended and restated in their entirety as follows:

                 ""Book Net Worth" shall mean the book value, as determined in accordance with generally accepted accounting principles, of the Total Assets of Borrower and its Restricted Subsidiaries (exclusive of any indebtedness owed to the Borrower or its Restricted Subsidiaries by any Affiliate of Borrower) which Total Assets are located within the United States of America minus the book value, as determined in accordance with generally accepted accounting principles, of the Total Liabilities of Borrower and its Restricted Subsidiaries.

                 [*]

                 "Restricted Subsidiary" shall mean any Subsidiary which is not an Unrestricted Subsidiary.

                 [*]

                 (f)      The following definitions are hereby added to Section
1.01 in the appropriate alphabetical order:

                 "Holding Company" shall mean the corporation, whose shares are publicly traded, owning the stock of the Borrower and ASA Investments, Inc. following the consummation of the Subject Reorganization.

                 "Subject Reorganization" shall mean the pending proposed transaction under which (i) Borrower shall form the Holding Company as a wholly owned subsidiary of Borrower, (ii) Holding Company shall form a wholly owned subsidiary ("Second Level



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         Subsidiary"), (iii) Second Level Subsidiary shall merge with and into
         Borrower with Borrower surviving and (a) Borrower's shareholders receiving stock in the Holding Company in exchange for the outstanding stock in Borrower, (b) the Holding Company receiving all capital stock in Borrower, and (c) all capital stock in the Holding Company owned by Borrower being canceled, and (iv) Borrower's subsequent dividend distribution to the Holding Company of all capital stock in ASA Investments, Inc.; all of which transactions shall result in Borrower and ASA Investments, Inc. becoming wholly owned subsidiaries of Holding Company.

6. Amendments to Article V of the Credit Agreement (Representations and Warranties). The representations and warranties contained under
         Article V of the Credit Agreement are hereby amended in the following respects: (i) Section 5.02 is amended by deleting the phrase "or the Guarantor" in the three places it appears therein and deleting the phrase "the Guaranty" in the one place it appears therein; (ii)
         Section 5.03 is hereby amended by deleting the phrase "and the Guarantor" in the two places it appears therein and deleting the phrase "the Guaranty" in the two places it appears therein; (iii)
         Section 5.04 is amended by adding the phrase "or as set forth under Borrower's annual report on Form 10-K for the year ended December 31, 1995 or Borrower's quarterly reports on Forms 10-Q for the calendar quarters ending March 31, 1996 and June 30, 1996" to the end of the last sentence contained therein immediately prior to the punctuation ending such sentence; (iv) Section 5.05 is amended by replacing the phrase "December 31, 1993" with the phrase "December 31, 1995" in the two places such former phrase appears therein; (v) Section 5.06 is amended by replacing the phrase "December 31, 1993" with the phrase "December 31, 1995" in the one place such former phrase appears therein; (vi) Section 5.14 is amended by replacing the phrase "December 31, 1993" with the phrase "December 31, 1995" in the one place such former phrase appears therein; and (vii) Section 5.08 is hereby amended in its entirety to read as follows:

                 "SECTION 5.08. [*]

                 In addition, the following representation and warranty is hereby added as a new Section 5.18:

                 "SECTION 5.18-- Subject Reorganization. Upon the consummation of the Subject Reorganization, Borrower shall be and remain in compliance with all applicable provisions of this Agreement including without limitation, those covenants contained in Sections 6.02, 6.03, 6.04, and 6.05 hereof."

7. Amendments to Article VI of the Credit Agreement (Affirmative Covenants). Article VI of the Credit Agreement is hereby amended as follows:

                 (a) Section 6.01 (iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:




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                 "(iv)    As soon as practicable, (x) copies of all Forms 10-Q
         and 10-K filed by Borrower or the Holding Company with the Securities and Exchange Commission or any national securities exchange and (y) copies of all other publicly disclosed financial statements or reports of such entities."

                 (b) Section 6.04 of the Credit Agreement is hereby amended by replacing the reference to [*] with [*] in the one place such amount appears therein.

8. Amendments to Article VII of the Credit Agreement (Negative Covenants). Article VII of the Credit Agreement is hereby amended as follows:

                 (a) Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 [*]

                 (b)   [*]

9. Amendment to Article VIII of the Credit Agreement (Events of Default). Article VIII of the Credit Agreement is hereby amended as follows:

                 (a) Section 8.01 is hereby amended to (i) delete the phrase "or the Guarantor" under subsection 8.01(b) in the one place such phrase appears therein, (ii) delete the phrase "or Guarantor" under subsection 8.01(i) in the one place such phrase appears therein and (iii) to delete clause 8.01(j) in its entirety.

10.      Amendment to Section 9.13 of the Credit Agreement. [*]

11. Consent to Subject Reorganization. The undersigned Bank hereby consents to and approves the implementation and consummation of the Subject Reorganization by Borrower and ASA Investments, Inc. ("ASAI") and hereby waives (i) Borrower's or ASAI's compliance with any other provisions contained under the Credit Agreement or any other Loan Document which are deemed, interpreted or construed to prohibit, prevent or restrict Borrower's or ASAI's undertaking of the Subject Reorganization or (ii) any default or breach of any provision of either the Credit Agreement or any Loan Document resulting from the implementation and consummation of the Subject Reorganization by Borrower or ASAI.

12. No Waiver, Etc. Borrower hereby agrees that except as expressly set forth herein, nothing herein shall constitute a waiver by the Bank of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Bank, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of



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         any obligation during the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Bank.

13. Affirmation of Covenants and Representations and Warranties. Borrower hereby affirms and restates as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby. All representations and warranties contained in Sections 5.01 through and including 5.18 of the Credit Agreement, as amended by this First Amendment, and to the extent applicable solely to the Borrower and its Subsidiaries (as determined as provided under this First Amendment) are hereby affirmed and restated as of the date hereof.

14. Ratification of Credit Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

15. Binding Nature. This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

16. Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of this First Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. .

17. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

18. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed by their duly authorized officers as of the date first above written.


SUNTRUST BANK, ATLANTA              ATLANTIC SOUTHEAST AIRLINES, INC.


By: /s/ R. Michael Dunlap           By: /s/ Ronald V. Sapp
    Title: Vice President           Title: Vice President- Finance
    ------------------------------  -----------------------------------

By: /s/ Kevin S. MacDonald
    ------------------------------
    Title: Assistant Vice President




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